Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors and/or officers of Cabot Microelectronics Corporation, a Delaware corporation (“Cabot Microelectronics”), hereby constitutes and appoints David H. Li, Scott D. Beamer and H. Carol Bernstein, and each of them, as his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-4 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of the shares of common stock, par value $0.001, of Cabot Microelectronics to be issued in connection with the acquisition by Cabot Microelectronics of KMG Chemicals, Inc. (“KMG”) in accordance with that certain Agreement and Plan of Merger, dated August 14, 2018, by and among Cabot Microelectronics, KMG and Cobalt Merger Sub Corporation, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Dated: September 12, 2018

Signature	Title

/s/ William P. Noglows	Chairman of the Board
William P. Noglows

/s/ David H. Li	Director, President and Chief Executive Officer (Principal
David H. Li	Executive Officer)

/s/ Richard S. Hill	Director
Richard S. Hill

/s/ Barbara A. Klein	Director
Barbara A. Klein

/s/ Paul J. Reilly	Director
Paul J. Reilly

/s/ Susan M. Whitney	Director
Susan M. Whitney

/s/ Geoffrey Wild	Director
Geoffrey Wild

[Form S-4 Power of Attorney]

Signature	Title

/s/ Scott D. Beamer	Vice President and Chief Financial Officer (Principal
Scott D. Beamer	Financial Officer)

/s/ Thomas S. Roman	Principal Accounting Officer and Corporate Controller (Principal
Thomas S. Roman	Accounting Officer)

[Form S-4 Power of Attorney]